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                                                                EXHIBIT 23


              Consent of Independent Certified Public Accountants

     We consent to the Incorporation by reference in the Registration Statement (Form S-8 33-84286) pertaining to the Amended and Restated 1990 Nonqualified Stock Option Plan of Brothers Gourmet Coffees, Inc. of our report dated February 26, 1996, with respect to the consolidated financial statements and schedule of Brothers Gourmet Coffees, Inc. included in the Annual Report (Form 10-K) for the year ended December 27, 1996.


West Palm Beach, Florida
March 24, 1997